Exhibit 99.1

July 24, 2012

Alliance Data’s Epsilon Signs Renewal Agreement with Brookstone

Epsilon to Continue Hosting and Managing Customer Database

Alliance Data’s Epsilon business announced today that it has signed a multi-year renewal agreement with Merrimack, N.H.-based Brookstone, a nationwide specialty retailer with over 300 stores offering an assortment of consumer products. Originally a catalog company, Brookstone today operates as a multifaceted direct marketing business that utilizes catalogs, email and affiliate marketing, and an online site.

Under the terms of the renewal agreement, Epsilon will continue to host and manage Brookstone’s customer database which includes customer purchase behavior, online behavior, stated preferences and demographic profiles. Epsilon will also continue to provide list processing and list rental fulfillment for Brookstone’s direct mail marketing efforts.

In addition, Brookstone will continue to leverage Epsilon’s data assets to create a deeper understanding of their customers, uncover prospective customers and maximize marketing performance, to both customers and prospects, through more targeted strategies.

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